SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 26, 2017

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Board Vacancies

The Company has appointed Dr. Lee R. Russell and Michael B. Croswell, Jr. to the Board of Directors, effective May 1, 2017, to fill vacancies on the Board as voted by the Board of Directors and recommended to the Board by the Nominating and Corporate Governance Committee.

Dr. Lee R. Russell has been an independent Geoscience Consultant with the Company since August of 2012. He has over 41 years of industry experience in research and exploration positions with Shell Oil Co., Arco, and Sun Oil, as well as in his own exploration pursuits and consultancy. Projects have ranged from domestic exploration in the Gulf of Mexico, Rocky Mountains, and Alaska, to international projects in East and West Africa, North Sea, Norway, Onshore China, New Zealand, Papua New Guinea, and Newfoundland. He is a published author of many scientific articles and served as a Panel Chair and Co-Author of a National Research Council study on “Solid Earth Sciences and Society.” He received his BA in Geology from Ohio Wesleyan University in 1970, and MSc and PhD degrees in Geology and Geophysics from Texas Tech University in 1972 and 1977. He is a member of the American Association of Petroleum Geologists, serving two terms as Associate Editor, and is a Fellow of the Geological Society of America.

Michael B. Croswell Jr., CPA, has been serving as Corporate Controller for the Company since April 2011. In February 2013, Michael was promoted to Vice President of Administration and in August 2016, Mr. Croswell was promoted to Chief Financial Officer. Mr. Croswell is a corporate accounting and management professional with a diverse range of industry experience. Mr. Croswell is a Certified Public Accountant since 1997 and earned his Bachelor of Business Administration degree in accounting from Stephen F. Austin State University in 1994 and earned a Master of Business Administration degree from the University of Dallas in 2013.

There are no arrangements or understandings between Dr. Russell and any other person pursuant to which he was elected to the Board, and there are no relationships between Dr. Russell and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Croswell and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Croswell and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

For his services on the Board, Dr. Russell will be compensated as an independent director. Also, Dr. Russell provides consulting services to the Company under a Petroleum Geoscience Consulting Agreement since August 31, 2012. For the last three years, Dr. Russell has received under the independent consulting agreement a fee of $6,500 per month and since September 1, 2016 he has received a fee of $8,000 per month. Dr. Russell will be a Class II director up for reelection at the 2019 annual stockholders meeting. Mr. Croswell will continue under his current compensation package as the Chief Financial Officer without any changes. Mr. Croswell’s Employment Agreement dated as August 15, 2016 was filed with the Securities and Exchange Commission under the Company’s Form 8-K on September 16, 2016. Mr. Croswell will be a Class I director up for reelection at the 2018 annual stockholders meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: April 26, 2017	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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